CAUSEY DEMGEN & MOORE INC.
Certified Public Accountants and Consultants
--------------------------------------------------------------------------------
                                                               Suite 4650
                                                        1801 California Street
                                                     Denver, Colorado 80202-2681
                                                      Telephone: (303) 296-2229
                                                      Facsimile: (303) 296-3731



June 20, 2000



United States Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: InfoAmerica, Inc.
    SEC File No. 0-13338

Ladies and Gentlemen:

The undersigned Causey Demgen & Moore Inc. previously acted as independent accountants to audit the financial statements of InfoAmerica, Inc. (the "Company"). We are no longer acting as independent accountants to the Company.

This letter will confirm that we have reviewed Item 4 of the Company's Form 8-K/A dated July 9, 1999, captioned "CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT" and that we agree with the statements made therein as they relate to us.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K/A.



Dated this 20th day of June 2000.

Sincerely,


/s/ Causey Demgen & Moore Inc.

CAUSEY DEMGEN & MOORE INC.